UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

Sport Endurance, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Broadway, 19th Floor, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On January 4, 2017, Sport Endurance, Inc. (the “Company”) entered into a Forbearance Agreement (the “Agreement”) with a certain holder of $103,213 of the Company’s 10% Secured Convertible Promissory Notes (the “Note”) named therein (the “Lender”), pursuant to which the Company and the Lender agreed that, (i) the Company would pay $50,000 toward the sums due under the Note, (ii) a penalty of $7,500 would be applied to the sum of the Note, and (iii) the due date of the Note would be extended to February 15, 2017. Additionally, if the Company does not pay the Note in full, including interest and penalties, by the due date, the $50,000 shall be added to the principal of the Note.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Agreement. A copy of the form of Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                Exhibit

10.1                Form of Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: January 10, 2017	By: /s/ David Lelong
Name:  David Lelong
Title:  Chief Executive Officer